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                                                                   EXHIBIT 23(c)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-57263 of Sensormatic Electronics Corporation on Form S-3 of our report dated May 18, 1994 (December 29, 1994 as to Notes 2, 7, 8 and 11, which report expresses an unqualified opinion as to the financial statements of Knogo Corporation and includes an explanatory paragraph referring to the consummation of the Merger between Knogo Corporation and Sensormatic Electronics Corporation), relating to the consolidated financial statements of Knogo Corporation for the year ended February 28, 1994 appearing in the Current Report on Form 8-K of Sensormatic Electronics Corporation filed January 11, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.






                                                  /s/ DELOITTE & TOUCHE LLP



Jericho, New York

January 27, 1995